Exhibit 99.1

Sbarro, Inc. Announces Results of Operations for the Third Quarter and Nine Months Ended September 27, 2009

MELVILLE, N.Y.--(BUSINESS WIRE)--November 16, 2009--Sbarro, Inc. (the “Company”) announced today results of operations for the third quarter and nine months ended September 27, 2009. The Company’s detailed results are included in its Quarterly Report on Form 10-Q, which was filed with the SEC on November 12, 2009.

Third Quarter Financial Results

Revenues were $85.5 million for the quarter ended September 27, 2009 as compared to revenues of $91.9 million for the quarter ended September 28, 2008. The decrease in revenues was due to a 5.2% decrease in Company-owned comparable-unit sales and lost sales from stores strategically closed, partially offset by sales generated by new Company-owned stores opened in 2009 and 2008. The decrease in comparable-unit sales primarily reflects continued reduced mall traffic throughout the United States as a result of the current economic environment. Domestic franchise comparable-unit sales declined 7.1% while international franchise comparable-unit sales declined 27.3%, primarily due to the strengthening of the U.S. Dollar relative to virtually all foreign currencies. Without consideration for foreign currency fluctuations, the international franchise comparable-unit sales decline would have been 13%.

EBITDA, as calculated in accordance with the terms of the Company’s bank credit agreements, was $10.2 million for the quarter ended September 27, 2009 as compared to $11.6 million for the quarter ended September 28, 2008. The decline was primarily the result of the decline in Company-owned comparable-unit sales and royalties on franchise sales, partially offset by cost savings initiatives and reduced commodity costs during the quarter.

Net loss attributable to Sbarro, Inc. for the quarter ended September 27, 2009 was $24.5 million as compared to a net loss of $1.2 million for the quarter ended September 28, 2008. Included in the third quarter of 2009 net loss was goodwill and other intangible asset impairments of $31.5 million offset by an income tax benefit of $9.8 million. Without consideration for impairment charges and taxes, net loss attributable to Sbarro, Inc. increased approximately $1.5 million. This increase in net loss was primarily the result of increased interest expense, a decrease in comparable unit sales and royalties on franchise sales, partially offset by cost savings initiatives and reduced commodity costs.

As discussed in Exhibit A, EBITDA is a non-GAAP financial measure that management believes is an important metric for us to report to our investors, as we consider it a helpful additional indicator of our ability to meet future debt obligations and to comply with certain covenants in our borrowing agreements which are tied to this metric. Exhibit A includes a reconciliation of EBITDA to net loss, which is the most directly comparable financial measure under United States Generally Accepted Accounting Principles (“GAAP”). Exhibit A also identifies adjustments to EBITDA that are provided for under the Company’s bank credit agreements.

Year to Date Financial Results

Revenues were $245.2 million for the nine months ended September 27, 2009 as compared to revenues of $260.5 million for the nine months ended September 28, 2008. The decrease in revenues was primarily due to a 5.0% decrease in Company-owned comparable-unit sales and lost sales from stores strategically closed, offset by revenues generated by new Company-owned stores opened in 2008 and 2009. The decrease in comparable-unit sales primarily reflects the reduced mall traffic throughout the United States as a result of the current economic environment. Domestic franchise comparable-unit sales declined 5.4% while international franchise comparable-unit sales declined 25.9%, primarily due to the strengthening of the U.S. Dollar. Without consideration for foreign currency fluctuations, the international franchise comparable-unit sales decline would have been 9%.

EBITDA, as calculated in accordance with the terms of the Company’s bank credit agreements, was $27.7 million for the nine months ended September 27, 2009 as compared to $25.4 million for the nine months ended September 28, 2008. The improvement was primarily the result of cost savings initiatives and reduced commodity costs, partially offset by the decline in Company-owned comparable-unit sales and royalties on franchise sales during the first three quarters of 2009.

Net loss attributable to Sbarro, Inc. was $36.7 million for the first nine months of 2009 as compared to a net loss of $8.9 million for the first nine months of 2008. Included in the first nine months of 2009 net loss was goodwill and other intangible asset impairments of $31.5 million offset by an income tax benefit of $9.5 million. Without consideration for impairment charges and taxes, the net loss attributable to Sbarro, Inc. increased approximately $900 thousand. This increase in net loss was primarily the result of a decrease in comparable unit sales and royalties on franchise sales, partially offset by cost savings initiatives and reduced commodity costs.

The Company was in compliance with all covenants as calculated in accordance with the terms of the Company’s bank credit agreements for the nine months ended September 27, 2009.

Peter Beaudrault, Chairman of the Board, President and CEO of Sbarro, commented, “Our results for the first nine months of 2009 continue to be impacted by the current economic environment and the strengthening of the U.S. Dollar; however, as a result of aggressive cost controls and lower commodity costs, we were able to produce higher year over year EBITDA for 2009 in line with expectations as set forth in our amended credit agreement.”

Conference Call Scheduled

Sbarro, Inc. will host a conference call on November 19, 2009 at 10 A.M. Eastern Standard Time to discuss results of operations for the quarter ended September 27, 2009. There are two ways to participate in the conference call-via conference call or webcast. Domestic callers may dial in at 1-888-846-5003. International callers may dial in at 1-480-629-9856. Request to be connected to the Sbarro, Inc. Third Quarter 2009 Earnings Conference Call, confirmation number 4183986. Callers should dial in five to ten minutes before the scheduled start time. You may also access the conference call via webcast by visiting Sbarro Inc.’s website (http://www.sbarro.com), selecting Investors, and going to Investor Presentations.

An archived copy of the call will be available for a week to replay beginning at 1:00 PM (EST) on November 19, 2009. Domestic callers may dial 1-800-406-7325 and International callers may dial 1-303-590-3030. The replay PIN number is 4183986. An archived copy of the call will also be available by accessing Sbarro, Inc.’s homepage.

About the Company

Based in Melville, New York, we are the world’s leading Italian quick service restaurant concept and the largest shopping mall-focused restaurant concept in the world. We have 1,056 restaurants in 42 countries. Sbarro restaurants feature a menu of popular Italian food, including pizza, a selection of pasta dishes and other hot and cold Italian entrees, salads, sandwiches, drinks and desserts. Additional information is available at http://www.sbarro.com/.

Forward-Looking Statement Disclosure

This press release contains "forward-looking statements," as such term is used in the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements about non-historical matters and often are identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. These forward-looking statements include statements about anticipated future store openings and growth and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of Sbarro and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include: (1) general economic, inflation, national security, weather and business conditions; (2) decrease in mall traffic, and other events arising from the downturn in the economy; (3) the availability of suitable restaurant sites in appropriate regional shopping malls and other locations on reasonable rental terms; (4) changes in consumer tastes; (5) changes in population and traffic patterns, including the effects that military action and terrorism or other events may have on the willingness of consumers to frequent malls, airports or downtown areas which are the predominant areas in which our restaurants are located; (6) our ability to continue to attract franchisees; (7) the success of our present, and any future, joint ventures and other expansion opportunities; (8) changes in commodity and commodity related prices (particularly cheese and flour), beverage and paper products; (9) our ability to pass along cost increases to our customers; (10) increases in the Federal minimum wage; (11) the continuity of services of members of our senior management team; (12) our ability to attract and retain competent restaurant and executive managerial personnel; (13) competition; (14) the level of, and our ability to comply with, government regulations; (15) our ability to generate sufficient cash flow to make interest payments under our borrowing agreements; (16) our ability to comply with financial covenants and ratios and the effects the restrictions imposed by those financial covenants and ratios may have on our ability to operate our business; (17) our ability to repurchase and/or repay amounts under our borrowing agreements to the extent required in the event of certain circumstances as defined in our borrowing agreements; and (18) other factors discussed in our filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward- looking statements, whether as a result of new information, future events or otherwise. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SBARRO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	For the three months ended September 27, 2009	For the three months ended September 28, 2008

Revenues:
Restaurant sales	$82,141	$87,483
Franchise related income	3,388	4,384
Total revenues	85,529	91,867

Costs and expenses:
Cost of food and paper products	16,988	20,215
Payroll and other employee benefits	23,260	24,132
Other operating costs	30,341	31,446
Other income, net	(865)	(884)
Depreciation and amortization	3,830	3,986
General and administrative	6,786	6,730
Goodwill & other intangible asset impairment	31,474	-
Asset impairment, restaurant closings/remodels	309	849
Total costs and expenses, net	112,123	86,474

Operating (loss) income	(26,594)	5,393

Other (expense) income:
Interest expense	(7,414)	(6,572)
Interest income	-	25
Net other expense	(7,414)	(6,547)
Loss before income taxes and equity investments	(34,008)	(1,154)
Income tax benefit	(9,752)	(114)
Loss before equity investments	(24,256)	(1,040)
Loss from equity investments	(54)	(57)
Net loss	(24,310)	(1,097)
Less: Net income attributable to noncontrolling interests	(211)	(77)
Net loss attributable to Sbarro, Inc.	$(24,521)	$(1,174)

SBARRO, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands)

	For the nine months ended September 27, 2009	For the nine months ended September 28, 2008

Revenues:
Restaurant sales	$235,083	$248,379
Franchise related income	10,162	12,108
Total revenues	245,245	260,487

Costs and expenses:
Cost of food and paper products	48,117	56,983
Payroll and other employee benefits	66,047	70,860
Other operating costs	89,915	92,398
Other income, net	(2,885)	(2,785)
Depreciation and amortization	12,297	12,720
General and administrative	22,612	20,975
Goodwill & other intangible asset impairment	31,474	-
Asset impairment, restaurant closings/remodels	2,305	1,184
Total costs and expenses, net	269,882	252,335

Operating (loss) income	(24,637)	8,152

Other (expense) income:
Interest expense	(20,747)	(21,617)
Write-off of deferred financing costs	(423)	-
Interest income	33	132
Net other expense	(21,137)	(21,485)
Loss before income taxes and equity investments	(45,774)	(13,333)
Income tax benefit	(9,480)	(4,937)
Loss before equity investments	(36,294)	(8,396)
Loss from equity investments	(162)	(185)
Net loss	(36,456)	(8,581)
Less: Net income attributable to noncontrolling interests	(244)	(325)
Net loss attributable to Sbarro, Inc.	$(36,700)	$(8,906)

Sbarro, Inc.
EBITDA Reconciliation
Quarters and Years to Date Ended September 27, 2009 and September 28, 2008
(unaudited)

EBITDA represents earnings before interest income, interest expense, taxes, depreciation and amortization. EBITDA, as calculated under the Company’s bank credit agreements, includes certain additional adjustments, as set forth in the reconciliation that follows. EBITDA is a non-GAAP financial measure and should not be considered in isolation from, or as a substitute for, net income, cash flow from operations or other cash flow statement data prepared in accordance with United States generally accepted accounting principles (“GAAP”) or as a measure of a company's profitability or liquidity. Rather, we believe that EBITDA provides relevant and useful information for analysts of, and investors in, our Senior Notes due 2015 (“Senior Notes”), and our lenders as EBITDA is one of the measures used in calculating our compliance with certain financial ratios in the indenture governing our Senior Notes and in determining compliance with certain financial covenants under the Company’s bank credit agreements.

Our calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since all companies do not calculate this non-GAAP measure in the same manner. Our EBITDA calculations are not intended to represent cash provided by (used in) operating activities since they do not include interest and taxes and changes in operating assets and liabilities, nor are they intended to represent a net increase in cash since they do not include cash provided by (used in) investing and financing activities. The calculation of EBITDA under our bank credit agreements and under the indenture governing our Senior Notes may differ, because of differences in the definitions contained in those two documents. We provide a calculation of EBITDA under our bank credit agreements because we are required to satisfy a quarterly financial measurement that uses EBITDA as a compliance metric. Our indenture does not include a similar quarterly compliance covenant.

The following tables reconcile net loss attributable to Sbarro, Inc. for the following periods in 2009 and 2008, respectively, to EBITDA as defined in the Company’s bank credit agreements for the same periods. We believe that net loss is the most directly comparable GAAP financial measure to EBITDA. All amounts below are in thousands.

	Three months ended	Three months ended
	September 27, 2009	September 28, 2008

Net loss attributable to Sbarro, Inc.	$(24,521)	$(1,174)
Interest expense	7,414	6,572
Interest income	-	(25)
Income tax benefit	(9,752)	(114)
Depreciation and amortization	3,830	3,986
EBITDA	(23,029)	9,245

Non-cash charges, litigation charges and non-recurring income, net (1)	31,894	1,010
Professional fees expensed for credit amendment, management fees
and related expenses (2)	311	253
Restructuring related expenses, store closing costs and severance (3)	722	571
Preopening and joint venture operations	308	518

EBITDA in accordance with the bank credit agreements (4)	$10,206	$11,597

	Nine months ended	Nine months ended
	September 27, 2009	September 28, 2008

Net loss attributable to Sbarro, Inc.	$(36,700)	$(8,906)
Interest expense	20,747	21,617
Interest income	(33)	(132)
Income tax benefit	(9,480)	(4,937)
Depreciation and amortization	12,297	12,720
EBITDA	(13,169)	20,362

Non-cash charges, litigation charges and non-recurring income, net (1)	34,713	1,408
Professional fees expensed for credit amendment, management fees
and related expenses (2)	1,290	762
Restructuring related expenses, store closing costs and severance (3)	3,864	1,756
Preopening and joint venture operations	1,030	1,153

EBITDA in accordance with the bank credit agreements (4)	$27,728	$25,441
______________
(1)	Expenses relating to non-cash charges including deferred rent, asset impairments and amounts accrued net of cash paid for litigation settlements.
(2)	Financial advisory, accounting, legal and other similar advisory and consulting fees relating to the credit facility amendment and 2nd lien transaction and accrued management fees and expenses.
(3)	Restructuring related expenses, severance or the discontinuance of any portion of operations, employees and/or management and operating losses of closed stores.
(4)	EBITDA as defined in the Company’s bank credit agreements for the LTM period ending September 27, 2009 was $45.4 million.

CONTACT:
Sbarro, Inc.
Carolyn Spatafora, 631-715-4100
Senior Vice President of Finance